UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On March 31, 2016, Iron Mountain Incorporated, or Iron Mountain, entered into an amendment, or the Amendment, to its Scheme Implementation Deed dated as of June 8, 2015, as amended, or the Recall Agreement, with Recall Holdings Limited, or Recall, pursuant to which Iron Mountain will acquire 100% of the issued share capital of Recall, or the Transaction, by way of a recommended court approved Scheme of Arrangement, or the Scheme.  As a result of the Amendment, Iron Mountain has agreed to increase the threshold for sales, divestitures, holding separate or other dispositions of any assets of the records management business of Iron Mountain, Recall or any of their respective subsidiaries in the United States and Canada required to address antitrust concerns to $62 million in revenues during the twelve month period ended May 31, 2015.

The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Recall Agreement, a copy of which is attached as Exhibit 2.1 to Iron Mountain’s Current Report on Form 8-K dated June 8, 2015, to the amendment to the Recall Agreement, a copy of which is attached as Exhibit 2.1 to Iron Mountain’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and to the Amendment, a copy of which is attached hereto as Exhibit 2.1, each of which is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On March 30, 2016 and March 31, 2016, Iron Mountain issued press releases announcing regulatory outcomes in the United States, Canada and Australia related to the Transaction and the associated changes to synergy and accretion assumptions.  Iron Mountain also posted on its website an investor presentation that includes, among other matters, information relating to synergies and accretion, including Iron Mountain’s expanded growth plan, as well as updates to Iron Mountain’s 2016 guidance. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto and a copy of the investor presentation is furnished as Exhibit 99.3 hereto.

In connection with the Transaction, the Federal Court of Sydney registry has ordered that a meeting of Recall shareholders to be held at 10:00 AM (Sydney, Australia time) on April 19, 2016 to consider and approve the Scheme and Recall will mail to Recall shareholders and has lodged with the Australian Securities and Investments Commission a Supplementary Scheme Booklet relating to such meeting and the approval of the Scheme. Iron Mountain is furnishing the information described below which was provided to Recall shareholders in the Supplementary Scheme Booklet. If the Scheme is approved at the Recall shareholders meeting and the other conditions to closing the Transaction have been satisfied or waived, a hearing, or the Court Hearing, before the Federal Court of Australia, Sydney Registry, or the Federal Court, is expected to be held at 9:15 AM (Sydney, Australia time) on April 21, 2016.  If the Scheme is approved by Recall’s shareholders, but any conditions remain outstanding on the scheduled date for the Court Hearing (other than Federal Court approval of the Scheme), the Court Hearing will be held as soon as reasonably practicable after those conditions have been satisfied or waived.  Assuming the Federal Court approves the Scheme, Iron Mountain expects to close the Transaction on May 2, 2016.

Iron Mountain is furnishing with this Current Report on Form 8-K, or the Current Report, an unaudited pro forma consolidated balance sheet as of December 31, 2015, an unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 and an unaudited pro forma consolidated statement of cash flows for the year ended December 31, 2015, each of which was included in the Supplementary Scheme Booklet.  The unaudited pro forma consolidated balance sheet combines the consolidated balance sheets of Iron Mountain and Recall as of December 31, 2015 and gives effect to the Transaction as if it had been completed on December 31, 2015. The unaudited pro forma consolidated statement of operations and unaudited pro forma statement of cash flows combine the historical results of Iron Mountain and Recall for the twelve months ended December 31, 2015 and gives effect to the Transaction as if it occurred on January 1, 2015.  As discussed below, Iron Mountain has undertaken to make the Divestments (as defined below). The unaudited pro forma consolidated financial statements do not include any impact regarding the Divestments. See below for further information about the Divestments.

As previously disclosed, Iron Mountain, as part of the Transaction, sought regulatory approval of the Transaction from the Australian Competition and Consumer Commission, or the ACCC, the U.S. Department of Justice, or the DOJ, the Canada Competition Bureau, or the CCB, and the United Kingdom Competition and Markets Authority, or the CMA.  As more fully described below, to address competition concerns raised by these regulators, Iron Mountain has agreed to divest portions of Recall’s business in the United States, portions of both its and Recall’s businesses in Canada and the majority of Iron Mountain’s records management business in Australia and to place Recall’s entire business in the United Kingdom, or the UK, in a hold separate arrangement from the closing until the conclusion of the CMA’s review, or the Divestments.

Divestments

DOJ — United States

Divestment package

On March 31, 2016, the DOJ announced its approval of the implementation of the Scheme, on the basis that the following divestments will be made by the combined company following implementation of the Scheme:

•                  Recall’s records and information management facilities, including all associated tangible and intangible assets, in the following 13 U.S. cities: Buffalo, New York; Charlotte, North Carolina; Detroit, Michigan; Durham, North Carolina; Greenville/Spartanburg, South Carolina; Kansas City, Kansas/Missouri; Nashville, Tennessee; Pittsburgh, Pennsylvania; Raleigh, North Carolina; Richmond, Virginia; San Antonio, Texas; Tulsa, Oklahoma; and San Diego, California, or collectively, the Initial U.S. Divestments; and

•                  Recall’s records and information management facility in Seattle, Washington and certain of Recall’s records and information management services facilities in Atlanta, Georgia, including in each case associated tangible and intangible assets, or collectively, the Seattle/Atlanta Divestments.

The Initial U.S. Divestments and the Seattle/Atlanta Divestments, or collectively, the U.S. Divestments, will each be effected by way of a sale of the tangible and intangible assets associated with the relevant facilities, which include warehouse space as well as customer contracts. It is expected that Recall employees associated with the relevant facilities the subject of the U.S. Divestments will be offered continued employment on terms to be agreed with the relevant buyer.

Sale Process

DOJ’s approval of the implementation of the Scheme was granted on the basis that Iron Mountain agreed with the DOJ to (i) sell the assets subject of the Initial U.S. Divestments to a single buyer who has been approved by DOJ prior to the date of this Current Report, and (ii) to enter into a binding agreement and complete the Seattle/Atlanta Divestments following a set time from the receipt of DOJ’s approval of the implementation of the Scheme, unless extended by DOJ.

In this regard, on March 31, 2016, Iron Mountain and Access CIG, LLC, a privately held provider of information management services throughout the United States, or Access CIG, entered into an Asset Purchase Agreement, or the Initial U.S. Agreement, pursuant to which Access CIG has agreed to acquire the Initial U.S. Divestments for approximately $80 million, subject to adjustments, or the Initial U.S. Sale.  The Initial U.S. Agreement provides that, on the terms and subject to the conditions set forth therein, Access CIG will purchase the Initial U.S. Divestments.  The Initial U.S. Sale is subject to customary closing conditions, and is expected to be completed shortly after the closing of the Transaction; though Iron Mountain can provide no assurances that the closing conditions will be satisfied and that the Initial U.S. Sale will close.  In addition, Iron Mountain is in discussions with potential buyers for the Seattle/Atlanta Divestments.

Management Pending Sale

Iron Mountain and Recall have agreed to place the assets and employees subject of the U.S. Divestments in a hold separate arrangement from the date of the implementation of the Scheme, or the Implementation Date, until the U.S. Divestments are completed.

Pursuant to DOJ’s approval, Iron Mountain and Recall are required to:

•                  Preserve, maintain, and continue to operate the assets subject of the U.S. Divestments as independent, ongoing, economically viable competitive businesses, with management, sales and operations of such assets held entirely separate, distinct and apart from those of Iron Mountain’s other operations, and not be influenced by Iron Mountain.

•                  Use all reasonable efforts to maintain and increase the sales and revenues of the products or services produced by, provided from, or sold under assets subject of the U.S. Divestments.

•                  Provide sufficient working capital and lines and sources of credit to continue to maintain the assets subject of the U.S. Divestments.

•                  Not transfer or reassign Recall’s employees with primary responsibility for the operation and management of the assets subject of the U.S. Divestments or the sale of records management services provided from the assets subject of the U.S. Divestments, except for transfer bids initiated by employees pursuant to Recall’s regular, established job posting policy.

•                  Appoint, subject to DOJ approval, a person or persons to oversee the assets subject of the U.S. Divestments, and who will be responsible for Iron Mountain and Recall’s compliance with this section. This person shall have complete managerial responsibility for the assets subject of the U.S. Divestments, subject to the provisions of DOJ’s approval.

CMA — United Kingdom

Status of CMA Review

On January 14, 2016, the CMA referred the Transaction for further investigation and report by a group of CMA panel members. The investigation and report would, among other things, determine whether the Transaction may be expected to result in a substantial lessening of competition within the relevant UK markets (which may include markets for records management services, off-site data protection services and ancillary services), or the CMA Review.

The statutory deadline for completion of the CMA Review is June 29, 2016, with the provisional findings due in late April 2016.

The CMA has not yet indicated whether, and if so what, remedies might be appropriate should the outcome of the CMA Review be a decision that the Transaction may be expected to result in a substantial lessening of competition within any of the relevant UK markets. Under the Enterprise Act 2002 (UK), the CMA has the power to order divestments in the UK by the combined company as an appropriate remedy. Those divestments may include the sale by the combined company of single facilities, the shares of subsidiaries that operate relevant assets or business units, or entire business units, including all associated assets and employees. The scope of any remedies ordered will depend on the geographic scope of any overlaps between the parties’ operations where the CMA considers there will be insufficient competition from third parties.

As such, the final outcome of the CMA Review will not impact the ability of Iron Mountain and Recall to complete the implementation of the Scheme, but may impact the combined company’s ongoing operations in the UK following implementation of the Scheme.

As the CMA Review is ongoing, no definitive view can be given at this stage as to the outcome of the CMA Review and the scope and timing of any divestments that may be required by the CMA with respect to the combined company’s UK business. Iron Mountain believes that the maximum scope of any required divestments by the combined company in the UK is unlikely to exceed operations and assets which generated 1% of the combined company’s pro forma revenue for the year ended December 31, 2015. However, Iron Mountain remains confident that the CMA Review will result in divestments by the combined company in the UK significantly less than that estimated maximum.

Consent to Hold Separate

On March 30, 2016, the CMA announced its conditional consent for the Scheme to be implemented prior to the CMA’s issuance of its final decision following the CMA Review, or the CMA Consent.

The completion of CMA’s regulatory review of a transaction is often completed after the parties have completed the relevant transaction and, where appropriate, placed the UK business to be acquired in a hold separate arrangement agreed to by the CMA.

Pursuant to the CMA Consent, Iron Mountain and Recall have agreed to place the entire Recall business located in the UK in a hold separate arrangement from or prior to the Implementation Date until the conclusion of the CMA Review (currently anticipated for June 29, 2016) and any subsequent period that might be required for the final implementation of any remedies that may be ordered by the CMA, or the Hold Separate Period.

Pursuant to the CMA Consent, during the Hold Separate Period, Iron Mountain and Recall have agreed to preserve Recall’s entire UK business as a separate and independent viable going concern, and to keep Recall’s entire UK business operationally and financially separate from Iron Mountain.

ACCC — Australia

Divestment Package

On March 31, 2016, the ACCC announced that it will not oppose the Scheme, after accepting an undertaking from Iron Mountain pursuant to section 87B of the Australian Competition and Consumer Act 2010 (Cth), or the ACCC Undertaking.

Pursuant to the ACCC Undertaking, Iron Mountain will divest the majority of the operations of Iron Mountain Australia by way of a share sale, which effectively involves the sale of Iron Mountain’s Australian business other than its data management business throughout Australia and its records and information management and data management businesses in the Northern Territory of Australia, except in relation to customers who have holdings in other Australian states or territories.  In this Current Report, Iron Mountain’s Australian businesses that are being divested and retained are referred to as the IRM Australia Divestment Business and the IRM Australia Retained Business, respectively.

Pursuant to the ACCC Undertaking, Iron Mountain may only sell the IRM Australia Divestment Business to a person who is independent of the combined company and has been approved by the ACCC, or the Approved Purchaser. In addition, under the ACCC Undertaking, Iron Mountain must for a reasonable transitional period and at the option of the Approved Purchaser, ensure the continued supply by Iron Mountain to the Approved Purchaser of any services and technical assistance required by the Approved Purchaser in order for the Approved Purchaser to be established as a viable, effective, stand-alone, independent and long-term competitor in the markets for the supply of records and information management services in Australia or otherwise operate the IRM Australia Divestment Business. If the Approved Purchaser requires any such services or technical assistance, Iron Mountain will provide those services at cost under an agreement approved by the ACCC.

Sale Process

The ACCC Undertaking provides that Iron Mountain will sell the IRM Australia Divestment Business within a set period of time from the Implementation Date. If the sale of the IRM Australia Divestment Business is not completed within that period, Iron Mountain must appoint an independent sale agent approved by the ACCC to effect the sale of the IRM Australia Divestment Business. There is no minimum price at which the independent sale agent must sell the IRM Australia Divestment Business.

As of the date of this Current Report, Iron Mountain has not yet selected a preferred purchaser of the IRM Australia Divestment Business. Once a preferred purchaser of the IRM Australia Divestment Business is identified, that preferred purchaser will be presented to the ACCC for its approval.

Management Pending Sale

From the Implementation Date, and until the IRM Australia Divestment Business is sold to the Approved Purchaser, Iron Mountain will be required to preserve the IRM Australia Divestment Business as a separate and independently viable going concern.

In addition, from the Implementation Date, and until the IRM Australia Divestment Business is sold to the Approved Purchaser, the IRM Australia Divestment Business will be managed by an independent manager selected by Iron Mountain and approved by the ACCC, or the Approved Independent Manager. During that period, the Approved Independent Manager will:

•                  have the sole authority to manage and operate the IRM Australia Divestment Business according to a separation and management plan approved by the ACCC; and

•                  be required to ensure that the IRM Australia Divestment Business is managed and operated in the ordinary course of business as a fully operational, competitive going concern and in such a way that preserves the economic viability, marketability, competitiveness and goodwill of the IRM Australia Divestment Business.

Under the separation and management plan, the Approved Independent Manager will be required to separate the IRM Australia Divestment Business from the IRM Australia Retained Business (to the extent that this has not already occurred prior to the Implementation Date) and manage and operate the IRM Australia Divestment Business independently of Iron Mountain and the IRM Australia Retained Business. Any material changes to the IRM Australia Divestment Business made by the Approved Independent Manager will require the ACCC’s prior approval.

The Approved Independent Manager will have broad powers in performing its role, including the power to renew or replace upon expiration material contracts of the IRM Australia Divestment Business and to engage, redeploy or make redundant personnel employed by the IRM Australia Divestment Business as the Approved Independent Manager determines necessary.

As of the date of this Current Report, Iron Mountain has not yet selected a preferred person to act as the independent manager of the IRM Australia Divestment Business. Iron Mountain intends to commence a process to select a preferred person to act as the independent manager of the IRM Australia Divestment Business prior to the implementation of the Scheme. Once that person is identified by Iron Mountain, they will be presented to the ACCC for its approval.

Similarly, as of the date of this Current Report, Iron Mountain has not finalized a separation and management plan, and intends to commence discussions on those terms prior to implementation of the Scheme.

Iron Mountain must also appoint an independent auditor to audit and report upon Iron Mountain’s compliance with the ACCC Undertaking. As of the date of this Current Report, Iron Mountain has not yet selected a preferred person to act as the independent auditor. Iron Mountain intends to commence a process to select a preferred person to act as the independent auditor prior to the implementation of the Scheme. Once that person is identified by Iron Mountain, they will be presented to the ACCC for its approval.

CCB — Canada

Divestment Package

On March 31, 2016, the CCB announced that it has approved the implementation of the Scheme on the basis of the registration of a Consent Agreement with Iron Mountain pursuant to sections 92 and 105 of the Competition Act (R.S.C., 1985, c. C-34), or the CCB Consent Agreement.

The CCB Consent Agreement will require the combined company to divest the following assets following implementation of the Scheme:

•                  Recall’s document management services facilities, including associated tangible and intangible assets and employees, in Edmonton, Alberta and Montreal (Laval), Quebec and certain of Recall’s document management services facilities, including all associated tangible and intangible assets and employees, in Calgary, Alberta and Toronto, Ontario, or the Recall Canadian Divestments; and

•                  One of Iron Mountain’s document management services facilities in Vancouver (Burnaby), British Columbia and two of Iron Mountain’s document management services facilities in Ottawa, Ontario, including associated tangible and intangible assets and employees, or the Iron Mountain Canadian Divestments.

The Recall Canadian Divestments and the Iron Mountain Canadian Divestments, or collectively, the Canadian Divestments, will be effected by way of a sale of only the tangible and intangible assets associated with the relevant facilities, which include warehouse space as well as customer contracts. It is expected that Iron Mountain and Recall employees associated with the relevant facilities subject of the Canadian Divestments will be offered continued employment on terms to be agreed with the relevant buyer.

Sale Process

Under the CCB Consent Agreement, the assets subject of the Canadian Divestments will be acquired by a single buyer to be approved by the Commissioner of Competition, or the Commissioner.

As of the date of this Current Report, Iron Mountain has not yet selected a preferred purchaser for the assets subject of the Canadian Divestments. The purchaser for the Canadian Divestments is subject to approval by the Canadian Commissioner of Competition.

Management Pending Sale

Pursuant to the terms of the CCB Consent Agreement, in order to preserve the business of the Canadian Divestments pending completion of the Canadian Divestments, the combined company must maintain the economic viability and marketability of the business of the Canadian Divestments, and Iron Mountain shall be required to hold the Recall Canadian Divestments separate from those of the combined company’s other operations.

The business of the Recall Canadian Divestments will be managed by an independent manager, or the Canadian Independent Manager, selected by Iron Mountain and approved by the Commissioner. The Canadian Independent Manager will:

•                  have the sole authority to manage and operate the business of the Recall Canadian Divestments; and

•                  be required to ensure that the business of the Recall Canadian Divestments is preserved as a separate and independently viable going concern and is kept operationally and financially separate from the combined company.

As of the date of this Current Report, the Canadian Independent Manager has not been selected. Pending completion of the Canadian Divestments, the combined company must not, without the Commissioner’s prior written approval:

•                  create any new encumbrances on the Canadian Divestments, other than ordinary course obligations that are not due or delinquent;

•                  enter into, withdraw from, amend or otherwise take steps to alter any obligations in material contracts relating to the Canadian Divestments, except as necessary to comply with the CCB Consent Agreement; or

•                  make any material changes to the Canadian Divestments, except as required to comply with the CCB Consent Agreement.

Pursuant to the terms of the CCB Consent Agreement, a person will be appointed by the CCB to monitor the combined company’s compliance with the CCB Consent Agreement. As of the date of this Current Report, a monitor has not been appointed. The combined company is responsible for all reasonable fees and expenses properly charged or incurred by the monitor in the course of carrying out its duties under the CCB Consent Agreement.

Synergies and Accretion

In June 2015 when the Scheme was first announced, Iron Mountain provided an overview of the expected benefits of the Scheme in respect of the realization of material costs savings and earnings accretion. The overview was prepared before Iron Mountain and Recall had agreed to the Divestments and was based on certain underlying assumptions regarding divestitures which should be modified due to the Divestments.

Set forth below is an analysis of synergies and earnings accretion reflective of the anticipated impact of the Divestments.

Synergies

The Transaction is expected to create meaningful value for shareholders of both Recall and Iron Mountain through the realization of material cost savings. When the Transaction was originally announced in June 2015, Iron Mountain estimated annual net synergies of $155 million, which assumed divestitures of businesses with approximately $30 million of annual operating income before depreciation and amortization, or OIBDA, when synergies are fully realized. Based on analysis undertaken by it to the date of this Current Report, however, Iron Mountain now estimates annual net synergies as a result of the Transaction will be $105 million per annum when synergies are fully achieved. Iron Mountain’s updated estimated net synergies translate to approximately 4% of the combined company’s pro forma 2015 operating expenses.

Figure 1 – Movement between original and revised net synergies

The difference between these estimates is primarily due to an estimated reduction of $75 million OIBDA as a result of the anticipated Divestments, as further described below. In addition, the net synergies have been reduced by approximately $5 million due to the continued appreciation of the U.S. dollar against several foreign currencies in geographies where those synergies were expected to be realized.

The estimated net synergies reflect the impact of the targeted effects of cost savings from integrating the operations, overhead savings from the consolidation of corporate and support costs, real estate benefits from increased scale of the business and potential tax favorability due to the real estate investment trust, or REIT, structure on the combined company’s profitability; offset by expected impacts from pass through of benefits to customers, the impact of the Divestments, and potential customer attrition. Sensitivity analysis indicates a $10 million change in achieved synergies is expected to result in a change in Adjusted EPS (as defined below) accretion of 1.5%-2.0% in the same direction.

Iron Mountain estimates that approximately 90% of these expected synergies will be achieved in the first three years following implementation of the Scheme, with approximately $80 million realized in calendar year 2017 and $100 million realized in calendar year 2018. The estimated time to achieve these expected synergies reflects the complexity of integrating two global businesses.

Figure 2 — Total expected net synergies ($ millions)(1)

2016	2017	2018	Synergies Fully Achieved
15	80	100	105

(1) Synergies and accretion exclude one-off costs to achieve synergies and integrate the businesses.

Estimates of potential net synergies available as a result of the Transaction are preliminary and will become more certain following ongoing analysis and refinement. After the implementation of the Scheme, the combined company will commence implementing arrangements to seek to achieve these expected synergies.

Key areas of expected synergies

Overhead synergies

Overhead synergies are expected to be achieved by implementing a number of measures, including:

•              integrating board, management and executive teams;

•              consolidating corporate costs and headquarters;

•              integration of back office transactional support; and

•              integration of reporting and IT systems.

The majority of these savings are expected to be generated from consolidation of corporate and support costs.

Cost of sales synergies

Cost of sales synergies are expected to be achieved by implementing a number of measures, including:

•              staff cost savings through the elimination of duplicative functions;

•              procurement efficiencies through scale benefits of the combined company;

•              cost optimization at an individual facility level; and

•              routing and other logistics optimization.

Cost of sales synergies are expected to be partially offset by potential customer attrition and other potential losses.

Real estate synergies

Real estate synergies are expected to be created through:

•              consolidation of adjacent facilities;

•              negotiation of improved terms at existing facilities; and

•              ability to exit underperforming facilities and improve utilization across the facility network.

Tax synergies

Iron Mountain’s REIT status provides beneficial U.S. tax status for storage profits generated in the United States. Companies brought into the REIT structure can also generally repatriate storage profits to the U.S. without additional taxation.

A small proportion of the total net synergies is therefore expected to be generated through tax efficiencies generated through the integration of the two companies.
Other potential synergies

Following implementation of the Scheme, there may be the potential for synergies to be realized beyond those identified above. These may include, but are not limited to:

•            potential revenue benefits from the enhanced product and services cross-selling to the combined company’s broadened customer base;

•            additional reductions in real estate costs as leases for the combined company’s facilities are renewed and the potential for facility consolidation in some locations arises; and

•            enhanced capabilities to accelerate development of new solutions and services for clients given enhanced scale of the combined company.

Costs to achieve expected synergies

Iron Mountain anticipates a total of approximately $300 million in one-off costs to integrate the businesses and achieve the expected synergies. Approximately $220 million is expected to be treated as operating expenses and $80 million is expected to be treated as capital expenditures. The majority of these costs will be associated with the integration of the two businesses. These costs are also expected to include moving, racking and severance costs, costs related to the facilities upgrade program, REIT conversion and systems integration costs. Finally, included in these costs will also be costs to complete the Divestments on the terms agreed with the relevant regulatory authorities as well as to perform any transitional services that may be required to support the divested businesses during a reasonable transition period. Even though Iron Mountain’s current estimate of synergies is lower than its original estimate, Iron Mountain continues to estimate total costs to integrate the businesses and achieve the expected synergies of approximately $300 million due, in part, to uncertainty regarding the costs to complete the Divestments.

Figure 3 — Estimated one-off costs (including operating expenses and capital expenditures) ($ millions)

2016(1)	2017	2018	Synergies Fully Achieved
125	105	30	40

(1) 2016 numbers include integration expenses incurred in 2015.

Divestments

As discussed above, the Divestments will need to be made to address competition concerns raised by the ACCC, DOJ and CCB in respect of the Scheme and that may be raised by the CMA in respect of the Scheme at the conclusion of the CMA Review. The expected annual net impact of the Divestments is estimated by Iron Mountain to be a $120 million reduction of the revenue and an associated $35 million reduction of OIBDA for the combined company (or approximately 3% of the combined company’s pro forma revenue and OIBDA for the year ended December 31, 2015 set forth in Exhibit 99.5 to this Current Report).

In addition to the direct loss of revenue and OIBDA discussed in the immediately preceding paragraph, the Divestments are expected to result in an additional $40 million annual reduction in OIBDA for the combined company, due to a loss in potential synergies resulting from the Transaction. The aggregate reduction of $75 million in annual OIBDA is reflected in the $105 million estimate of annual net synergies as a result of the Transaction described above. The proportionally higher amount of synergies expected to be lost are due to the Divestments being in markets and regions that generally have greater overlap of the Iron Mountain and Recall businesses and thus would provide more benefits from integration.

As of the date of this Current Report, the Divestments the combined company may need to undertake in the UK have not been determined. Accordingly, the estimate of annual net synergies of the Scheme, as well as earnings accretion described below, reflects Iron Mountain’s estimate, which incorporates information provided by Recall, with respect to the impact of the Divestments that may be required in the UK.

Iron Mountain’s estimate (which incorporates current market conditions) of the proceeds the combined company will receive in relation to the Divestments is approximately $220 million. However, there can be no assurance that the combined company will receive this amount of proceeds from the sales of the Divestments and the proceeds may be materially different from this amount. Iron Mountain estimates that for every $25 million change in proceeds, Adjusted EPS accretion will change approximately 0.3% in the same direction.

Upon the successful completion of the Divestments, Iron Mountain anticipates using the net proceeds to repay outstanding borrowings under its unsecured revolving credit facility and ultimately to reinvest those proceeds in the combined company’s business.

Earnings accretion

In June 2015 when the Scheme was first announced, earnings accretion was estimated to be approximately 25% by 2018. While the Scheme is still expected to generate meaningful earnings accretion, Iron Mountain estimates that the anticipated impact of the Divestments described above will be to reduce that estimate by approximately 570 basis points on a fully synergized basis.

In addition, exposure to changes in foreign currency exchange rates will result in a further 200 basis point reduction from the initial estimate as the strengthening of the U.S. dollar against most other currencies has also impacted Recall disproportionately when compared to Iron Mountain due to Recall’s higher exposure to foreign currencies.

Delays in realization of the synergies is due to a delay in the expected closing of the Transaction, movements in commodity prices, updated performance and expectations in connection with completed acquisitions have impacted both businesses and have led to a 240 basis point reduction in expected accretion, resulting in a revised expectation of approximately 15.0% Adjusted EPS accretion in 2018.

Figure 4 — 2018 Adjusted EPS accretion bridge

Notes

1.                                     The 570 basis points impact of Divestments on Adjusted EPS accretion is comprised of a 300 basis points impact from incremental divested OIBDA and 270 basis points of incremental divested synergies potential including an estimated increase in proceeds from the Divestments.

2.                                     Underlying business changes relates primarily to acquisitions completed by Iron Mountain and Recall, Iron Mountain’s refinancing of indebtedness, and changes in commodity prices and the performance of the businesses.

3.                                     The 200 basis points impact of movements in foreign exchange rates is comprised of an 80 basis points impact on the combined stand-alone Iron Mountain and Recall business and a 120 basis points impact of expected synergies.

4.                                     The estimated impact of the Delay in Deal Timing is due to a delay in the expected closing of the Transaction; it does not imply any change in the fully synergized accretion numbers.

Excluding the impact of estimated non-cash purchase accounting adjustments (consisting of non-cash purchase accounting adjustments associated with (i) the accounting for Iron Mountain’s acquisition of Recall and (ii) the anticipated impact of the Divestments) and one-off costs to achieve the expected synergies, Iron Mountain estimates the Scheme to be 14.2% accretive to Adjusted EPS in 2017, 15.0% in 2018 and 15.6% when the $105 million per annum of expected net synergies are fully achieved.

If the Scheme is implemented, Iron Mountain expects to apply purchase price accounting adjustments which are expected to result in fair value adjustments associated with Recall’s tangible and intangible assets in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. These adjustments are expected to result in an increase in depreciation and amortization expenses of approximately $64 million per annum before considering the impact of any Divestments, which will impact the combined company’s reported earnings per share. These adjustments are non-cash in nature and do not impact the fair value assessment of the Transaction. See Exhibit 99.5 to this Current Report for further details on the purchase price accounting adjustments expected as a result of the Scheme.

Iron Mountain also expects the Scheme to be accretive to Normalized FFO and AFFO, which are key metrics for REIT investors.  Iron Mountain’s expected level of Adjusted EPS, Normalized FFO and AFFO accretion is set out in the charts below:

Figure 5 — Iron Mountain Adjusted EPS accretion(1)

2016	2017	2018	Synergies Fully Achieved
(0.2)%	14.2%	15.0%	15.6%

Adjusted EPS accretion, including the expected purchase price accounting adjustments, is expected to be 1.8% in 2017, 3.7% in 2018 and 6.1% on a fully synergized basis.

Figure 6 — Iron Mountain Normalized FFO accretion(1)

2016	2017	2018	Synergies Fully Achieved
2.8%	7.1%	6.7%	7.2%

Normalized FFO accretion, including the expected purchase price accounting adjustments, is expected to be 2.2% in 2017, 2.2% in 2018 and 3.5% on a fully synergized basis.

Figure 7 — Iron Mountain AFFO accretion(1)

2016	2017	2018	Synergies Fully Achieved
0.9%	5.5%	5.3%	5.7%

AFFO does not incorporate depreciation or amortization charges and therefore is not impacted by purchase price accounting adjustments (or the expected accounting impact of the Divestments) except as far as the incremental depreciation and amortization provides a benefit by reducing the effective taxable income.

(1) Accretion estimates assume weighted average Iron Mountain shares of common stock outstanding of 267 million at year end 2016, AUD/USD exchange rate of 0.74 and an effective tax rate of approximately 19%. Accretion estimates do not include operating expenses and capital expenditures related to integration, as these are one time in nature and will be excluded from Adjusted EPS, Normalized FFO and AFFO. These assumptions represent analysis as of the date of this Current Report and are subject to change.

On October 14, 2015, Iron Mountain communicated its intent to pursue additional value creating initiatives (cost optimization plan) beyond those considered for the Adjusted EPS calculations herein, including:

•                  an updated transformation program;

•                  expanded multi-year plans for developed markets, emerging markets, and adjacent businesses; and

•                  real estate portfolio expansion.

Iron Mountain estimates that these initiatives will create approximately $65 million of additional earnings by 2018 and a proportional increase in Normalized FFO and AFFO (each, as defined below). These initiatives are expected to benefit Iron Mountain independent of the Transaction. Iron Mountain estimates that these initiatives will increase the base earnings of Iron Mountain as well as the combined company. As a result, the estimated realized accretion of the Transaction, when Iron Mountain’s forecast is updated with this expanded set of initiatives (relative to the base earnings of Iron Mountain), will result in estimated accretion in 2018 in Adjusted EPS of 10%.

Non-U.S. GAAP measures

As part of regular reporting to their respective stockholders and shareholders, Iron Mountain and Recall disclose a number of financial measures that are not in compliance with either U.S. GAAP or the International Financial Reporting Standards, or IFRS, which they believe to be important to investors to consider when evaluating their respective financial performance and that of the combined company. These non-U.S. GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. GAAP or IFRS.

The non-U.S. GAAP information referred to in this Current Report is as follows:

•                  Adjusted earnings per share, or Adjusted EPS, which is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) on sale of real estate, net of tax; (3) intangible impairments; (4) operating expenses and capital expenditures associated with Iron Mountain’s proposed acquisition of Recall, including costs to complete the Transaction, including advisory and professional fees, as well as costs incurred once Iron Mountain closes the Transaction to integrate Recall into its existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, or collectively, Recall Costs; (5) costs associated with Iron Mountain’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which Iron Mountain expects to recur in future periods, or REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items;

•                  normalized funds from operations, or Normalized FFO, which comprises net income excluding: (1) depreciation on real estate assets; (2) gain on sale of real estate, net of tax; (3) (gain) loss on disposal/write down of property, plant and equipment (excluding real estate), net; (4) intangible impairments; (5) Recall Costs; (6) REIT Costs; (7) other expense (income), net; (8) deferred income taxes and REIT tax adjustments; (9) income (loss) from discontinued operations, net of tax; and (10) gain (loss) on sale of discontinued operations, net of tax; and

•                  adjusted funds from operations, or AFFO, which is Normalized FFO excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments.

Key Risks

Risks associated with the Divestments

As described above, to address those concerns raised by regulators as part of the process to obtain the competition approvals, Iron Mountain is proposing to make the Divestments in the United States, Australia and Canada and may be required to make Divestments in the UK following conclusion of the CMA Review. The Divestments create certain risks for stockholders of the combined company following implementation of the Scheme, including the risks described below.

Impact of Divestments on the Combined Company

Iron Mountain has (incorporating information provided by Recall) made estimates of the expected impact of the Divestments on the combined company, including the costs to complete the Divestments, as well as the expected impact on (i) the synergies created by the Scheme, (ii) the combined company’s future expected revenue, and (iii) the estimated earnings accretion generated by the Scheme. However, those expected impacts and costs are uncertain and the actual impacts and costs of the Divestments on the combined company may vary from the expectations of Iron Mountain as of the date of this Current Report. Should the impacts of the Divestments on the combined company be less favorable to the combined company than expected by Iron Mountain, or the costs to complete the Divestments be more than expected by Iron Mountain, this may have an adverse effect on the combined company’s performance and financial condition, particularly with respect to synergies and earnings accretion.

Proceeds of Divestments

Iron Mountain has (incorporating information provided by Recall) made estimates of the expected proceeds of the Divestments, which includes an estimate of the scope of the Divestments that may be required in the UK. However, sale agreements to effect the Divestments in each of Australia and Canada, and in respect of the Seattle/Atlanta Divestments in the United States, have not yet been agreed with a buyer. Similarly, as any Divestments that may be required in the UK have not yet been determined, no sale agreement has been agreed in respect of any such Divestments. Further, the costs incurred to complete the Divestments may be higher than expected by Iron Mountain as of the date of this Current Report. As such, the expected proceeds of the Divestments are uncertain and the actual net proceeds of the Divestments may differ from the net proceeds expected by Iron Mountain as of the date of this Current Report. Should the net proceeds of the Divestments be less than expected by Iron Mountain, this may have an adverse effect on the combined company’s performance and financial condition, particularly with respect to synergies and earnings accretion.

Terms of Australian, Canadian, Seattle/Atlanta and UK Divestments

Sale agreements to effect the Divestments in each of Australia and Canada, and in respect of the Seattle/Atlanta Divestments in the United States, have not yet been agreed with a buyer. Similarly, as any Divestments that may be required in the UK have not yet been determined, no sale agreement has been agreed in respect of any such Divestments. This creates a risk that the eventual terms of those sale agreements once entered into may be less favorable to the combined company than expected by Iron Mountain as of the date of this Current Report. Should the terms of the Divestments be less favorable to the combined company than expected by Iron Mountain, this may have an adverse effect on the combined company’s performance and financial condition.

Completion of Divestments

The completion of the Divestments in each of the United States, Australia and Canada will be subject to the conditions to completion, among other terms, set forth in the sale agreement relating to such Divestment, the satisfaction of some of which conditions will not be in the control of Iron Mountain or Recall. Similarly, once any Divestments required in the UK are determined, the sale agreement to effect those Divestments may contain conditions to completion. The satisfaction of some of those conditions to completion of the Divestments may be delayed as a result of events outside of the control of the combined company, which may have an adverse effect on the combined company’s performance and financial condition.

UK Divestments

The CMA Review remains ongoing and no definitive view can be given at this stage as to its outcome and the scope and timing of any Divestments required by the CMA with respect to the combined company’s UK business. However, the actual Divestments required by the CMA with respect to the combined company’s UK business may vary from the Divestments expected by Iron Mountain and Recall as of the date of this Current Report. Should the actual Divestments required by the CMA with respect to the combined company’s UK business be greater than the Divestments expected by Iron Mountain and Recall, this may have an adverse effect on the combined company’s performance and financial condition, particularly with respect to synergies and earnings accretion.

Hold separate arrangements

As described above, as part of the Divestments, Iron Mountain has agreed to, or expects to agree to, hold separate arrangements in the United States, the UK, Australia and Canada. Those hold separate arrangements limit the manner in which the combined company may operate the relevant assets and businesses the subject of the arrangements pending completion of the Divestments. Those limitations as well as costs incurred in implementing and monitoring the arrangements may have a detrimental impact on the operations of the combined company that are not subject of the Divestments. Further, a number of the hold separate arrangements involve third parties managing the relevant assets and businesses on behalf of the combined company. There is a risk that the management of those assets and businesses by such third parties may have a detrimental impact on the operations of Iron Mountain and Recall that are not the subject of the Divestments. These impacts may have an adverse effect on the combined company’s performance and financial condition, particularly with respect to synergies and earnings accretion.

Forward-looking Statements

Certain statements contained in this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and be subject to the safe-harbor created by such Act.  Forward-looking statements include, but are not limited to, the expected timing of the closing of the Transaction, the outcome of the regulatory review of the Transaction, the scope and timing of required divestitures, Iron Mountain’s financial performance outlook and shareholder returns, including after giving effect to Iron Mountain’s proposed acquisition of Recall, and statements regarding Iron Mountain’s goals, beliefs, plans and current expectations.  These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, it is making forward-looking statements.  You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of Iron Mountain’s present expectations, which may or may not occur.  Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations.  Important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for U.S. Federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers’ information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; and (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated.  In addition, with respect to the Transaction, Iron Mountain’s ability to close the Transaction in accordance with its terms and within the anticipated time period, or at all, is dependent on Iron Mountain’s and Recall’s ability to satisfy the closing conditions for the transaction, including the receipt of Recall shareholder approval, and the benefits of the Transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. Additional risks that may affect results are set forth in Iron Mountain’s filings with the Securities and Exchange Commission, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Recall’s filings with the Australian Stock Exchange, including Recall’s Annual Report for the fiscal year ended June 30, 2015 and Recall’s interim financial statements for the six month period ended December 31, 2015.  Any forward-looking statements contained herein are based on assumptions that Iron Mountain believes to be reasonable as of the date hereof and Iron Mountain undertakes no obligation, except as required by law, to update these statements as a result of new information or future events.

Item 9.01.  Financial Statements and Exhibits.

(a) Unaudited Financial Statements of Businesses Acquired

The unaudited consolidated financial statements of Recall comprising the consolidated balance sheet as of December 31, 2015 and the consolidated income statement for the six months ended December 31, 2015 and the notes related thereto are furnished as Exhibit 99.4 hereto.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet, pro forma statement of operations and pro forma cash flow statement of the combined company as of and for the year ended December 31, 2015 and the notes related thereto are furnished as Exhibit 99.5 hereto.

(d) Exhibits

2.1                               Amendment to Scheme Implementation Deed, dated as of March 31, 2016, by and between Iron Mountain Incorporated and Recall Holdings Limited. (Filed herewith.)

99.1                        Press release dated March 30, 2016. (Furnished herewith.)

99.2                        Press release dated March 31, 2016. (Furnished herewith.)

99.3                        Investor Presentation dated March 31, 2016. (Furnished herewith.)

99.4                        Consolidated Balance Sheet (Unaudited) as of December 31, 2015 and Consolidated Income Statement (Unaudited) of Recall for the six months ended December 31, 2015, and notes thereto. (Furnished herewith.)

99.5                        Pro Forma Balance Sheet (Unaudited), Pro Forma Statement of Operations (Unaudited) and Pro Forma Cash Flow Statement (Unaudited) of the combined company as of and for the year ended December 31, 2015, and notes thereto. (Furnished herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: March 31, 2016